Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Blue Chip Value Fund, Fidelity Dividend Growth Fund, Fidelity Leveraged Company Stock Fund, and Fidelity International Real Estate Fund, of our reports dated September 9, 2005 and Fidelity Growth & Income Portfolio and Fidelity Small Cap Growth Fund, and Fidelity Small Cap Value Fund, our of reports dated September 13, 2005 on the financial statements and financial highlights included in the July 31, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 26, 2005